Exhibit 10.3

ACTION REQUIRED:  MUST BE RETURNED BY [NOVEMBER 4, 2014]

Deferral Election for

Stock Award

2014 Equity and Incentive Compensation Plan

Name (Last, First, Middle Initial)	Employee Number

You may use this form to:

•                 Indicate the percentage of your award of restricted stock units under the 2014 Equity and Incentive Compensation Plan that you wish to defer.  Your elected percentage will apply to each vesting installment of such award.

•                  Designate the settlement timing of the deferred portion of your vested award of restricted stock units.

PLEASE REMEMBER THAT ONCE YOU MAKE AN ELECTION TO DEFER A RESTRICTED STOCK UNIT AWARD, YOU CANNOT REVOKE THAT ELECTION.

DEFERRAL ELECTION		Please select the appropriate box to indicate your deferral election; fill in the appropriate blanks.
☐	Award of Restricted Stock Units

I elect to defer                     % (you may only insert 25%, 50%, 75%, or 100%) of my award of restricted stock units anticipated to be granted under the 2014 Equity and Incentive Compensation Plan (the “Plan”) on November 5, 2014 (subject to my continued employment with the Company or the Employer). I understand that this elected percentage will apply to each vesting installment of this award.

☐	Award of Restricted Stock Units	I do not wish to defer my award of restricted stock units anticipated to be granted under the Plan on November 5, 2014.

SETTLEMENT DATE*		Please complete this section to indicate settlement timing for the deferred portion of your vested award of restricted stock units. You may only choose one alternative.
☐	Separation of Service OR

I elect to defer the settlement of the deferred portion of my vested award of restricted stock units to my Separation of Service (as defined in Section 409A of the Internal Revenue Code, in which case settlement shall occur within 15 days after the 6-month anniversary of such separation (or, if earlier, within 15 days after your death).

☐	Anniversary of Separation of Service

I elect to defer the settlement of the deferred portion of my vested award of restricted stock units to the [first business day of the year following the        anniversary year] of my Separation of Service (insert an anniversary no earlier than the 1st anniversary after Separation from Service and no later than the 10th anniversary after Separation from Service).

*Any vested portion of the deferred portion of my award of restricted stock units will be settled in shares of the Company’s common stock.

I understand:

•                  To the extent I do not elect to defer the settlement of my award of restricted stock units, such portion of the restricted stock units will be automatically settled in shares of the Company’s common stock upon the dates set forth in the Global Stock Award Agreement.

•                  Any vested portion of the deferred restricted stock units will be settled in shares of the Company’s common stock as elected by me above.

•                  Except as more fully set forth in the Global Stock Award Agreement, if my Separation from Service occurs before my award of restricted stock units vest, any unvested restricted stock units will be forfeited as of the date my Separation from Service occurs.

•                  “Separation from Service” is defined in Treasury Regulation Section 1.409A-1(h).  While separation from service generally means termination of employment, a Separation from Service can also occur in the case of certain leaves of absence or upon a significant reduction in my work schedule.  These events can trigger a “Separation from Service” resulting in the forfeiture of my unvested restricted stock units.

•                  Any employment taxes that are due upon the vesting of my award of restricted stock units (including the deferred portion of my award) shall be deducted at the time of vesting by one or a combination of the following as determined by the Company in its sole discretion:

(1)         withholding from my wages or other cash compensation payable to me by the Company or the Employer;

(2)         withholding from proceeds of the sale of shares acquired upon settlement of the restricted stock units either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization);

(3)         withholding of shares that would otherwise be issued upon settlement of the restricted stock units; or

(4)         requiring me to satisfy the liability for any employment taxes by means of any other arrangement approved by the Company.

•                  The receipt of shares of the Company’s common stock pursuant to any award of restricted stock units will be taxed as ordinary income to me based on the value of the shares on the date the award of stock units is settled and I receive shares of the Company’s common stock.  This is true whether or not I elect to defer settlement of my restricted stock units.

ACKNOWLEDGED AND AGREED:

Signature of Participant	Date